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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 20, 2004, except for Note 11 as to which the date is May 11, 2004, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-115945) and related Prospectus of Sento Corporation for the Registration of 1,340,227 shares of its common stock.

/s/ Ernst & Young LLP

Salt Lake City, Utah
July 12, 2004

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Consent of Independent Registered Public Accounting Firm